UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2007
Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY,  INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction)

0-16416
(Commission File Number)

33-0056212
  (I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673
(Address of principal executive offices)

(949) 485-6006
(Registrant's telephone number, including area code)

Electropure, Inc
(Former name, former address and former fiscal year, if changed since last report)

Item 3.02 Unregistered Sales of Equity Securities. The Company accepted the conversion by its majority stockholder of $1,542,888 of debt into 6,171,553 shares of its common stock, at the conversion rate of $0.25 per share, according to the terms and conditions of the original debt instrument. This conversion was initiated February 14, 2007 and has been completed.

The Company also authorized two sets of private placements, under Rule 506, one during the month of January 2007 for up to 2,000,000 shares at $0.12 per share or $240,000, and the last in February 2007, closing on February 20, 2007, for up to 4,000,000 shares at $0.50 per share or $2,000,000. On February 14, 2007 a single investor purchased 1,000,000 shares at $0.12 per share and 2,760,000 shares at $0.50 per share, for total proceeds of $1,500,000.

An additional issuance of securities was effected to pay debts of the Company due to employees and consultants for salaries, which shares were issued under the auspices of Rule 4(2), totaling 500,000 shares at $0.12 per share.

A total of 10,740,536 shares have been issued since the Company’s latest report of Form 10KSB, which covered the period ending October 31, 2006, and was filed on February 15, 2007.

Item 8.01 Other Events. Of the funds received from the private placement, $1,000,000 were dedicated to the retirement of existing debts due our majority stockholder, Anthony M. Frank, such that, in combination with his conversion of $1,542,888, all debts due Mr. Frank have been paid in full.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Michael Brennan
Michael Brennan,

President

Dated: February 23, 2007